Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		Jim Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP and Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MARKWEST HYDROCARBON RECEIVES LETTER FROM AMEX EXTENDING PLAN OF ACTION

DENVER—November1, 2005—MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”), announced that it received a letter from the American Stock Exchange (“AMEX”), advising that AMEX had accepted the Company’s Revised Plan of Action to bring it back into compliance with the American Stock Exchange’s (the “Exchange”) listing requirements.  The Company is currently not in compliance with the continued listing standards of the Exchange as a result of the Company’s failure to timely file its 2005 Form 10-Qs with the Securities and Exchange Commission (“SEC”) and its listing is being continued pursuant to an extension of the previous AMEX filing compliance date.  The Revised Plan of Action establishes a schedule for the Company to complete and file its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2005 with the SEC by November 30, 2005.

The Company intends to file these reports on a sequential basis as soon as each Form 10-Q has been completed.

MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for 2004, as filed with the SEC.with the SEC.